Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-112277 on Form S-8 of Luminent Mortgage Capital, Inc. of our report dated February 27, 2004, appearing in this Annual Report on Form 10-K of Luminent Mortgage Capital, Inc. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California
March 2, 2004